Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

I, Evan Levine, Chief Executive Officer, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Probility Media Corporation on Form 10-K for the fiscal year ended October 31, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities & Exchange Act of 1934 and that the information contained in the Form 10-K fairly presents in all material respects the financial condition and results of operations of Probility Media Corporation at the dates and the periods indicated.

Date: April 16, 2018	By /s/ Evan Levine
Evan Levine
Chief Executive Officer

I, Steven Plumb, Chief Financial Officer, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Probility Media Corporation on Form 10-K for the fiscal year ended October 31, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities & Exchange Act of 1934 and that the information contained in the Form 10-K fairly presents in all material respects the financial condition and results of operations of Probility Media Corporation at the dates and the periods indicated.

Date: April 16, 2018	By /s/ Steven M. Plumb
Steven M. Plumb
Chief Financial Officer